THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHER WISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER SUCH ACT OR AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA.

THIRD AMENDED AND RESTATED PROMISSORY NOTE (“THE NOTE”)
CLEARPOINT RESOURCES INC.

$____________________	September 8, 2009

FOR VALUE RECEIVED, the undersigned, ClearPoint Resources, Inc. (f/k/a/Mercer Staffing, Inc.) (“CPR”), hereby promises to pay to, or to the order _______________ , a _______________ (“Holder”), the principal sum of _______________ ($_______________) (the “Principal Amount”), together with interest at the rate and at such time as set for the below, all upon and subject to the terms and conditions set forth herein.

BACKGROUND

WHEREAS, CPR and Holder are parties to an Amended and Restated Note, dated March 1, 2005, pursuant to which CPR owes Holder the principal amount of $_______________ (the “Original Note”).  The Original Note had a maturity date of March 31, 2008.  CPR paid Holder quarterly interest during the term of the Original Note.  By mutual agreement the date by which the Original Note was to become due on March 31, 2009 (the “Maturity Date”), which was subsequently extended to March 31, 2010 (the “Maturity Date Extension”) by providing notice to Holder, and

WHEREAS, this Note amends and restates in its entirety the Original Note.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CPR and Holder, intending to be legally bound hereby, agree as follows:

1.           Principal Payments.  Unless this Note is prepaid pursuant to Section 3 hereof or otherwise becomes due and payable on an earlier date in accordance with the terms hereof, the Principal Amount shall be due and payable in monthly installments of $_______________ commencing on March 31, 2010.

2.           Interest Payments.  Interest currently due in the amount of $_______________ for the period of May 1, 2009 through August 31, 2009 and additional interest accruing for the period September 1, 2009 through February 28, 2010 shall be deferred and paid in monthly installments in addition to Principal Payments noted in Section 1 above commencing on March 31, 2010.  Additional interest payment for the period March 1, 2010 forward will be paid on a monthly basis one month in arrears commencing on April 30, 2010.

3.           Prepayment.  CPR shall have the right to prepay all or any portion of this Note from time to time without premium or penalty.  Any prepayment shall be used first to pay any accrued but unpaid interest and then, second, shall be applied to reduce the Principal Amount owed.

4.           Event of Default.

(a)           Event of Default.  It shall be an “Event of Default” if CPR shall fail to make any payment of principal or interest under this Note when such payment is due, which default shall remain uncured for five (5) business days after written notice of such failure shall have been given by Holder to CPR.

(b)           Remedies on Default.  Upon and Event of Default and at any time thereafter during the continuance of such Event of Default, with any further notice, demand, presentment, notice of protest or other action, at the election of Holder, this Note shall be immediately due and payable, both as to the Principal and any accrued but unpaid interest.

5.           Amendment.  This Note shall not be modified or amended other than by a written agreement signed by both CPR and Holder.

6.           Successors and Assigns.  This Note shall be binding upon and inure to the benefit of CPR’s and Holder’s successors and permitted assigns.  Holder shall not assign this Note without CPR’s prior written consent.

7.           Governing Law; Consent of Jurisdiction.  This Note shall be governed by, and construed with, the laws of the Commonwealth of Pennsylvania.  The parties hereto agree that any suit for the enforcement of this Note shall be brought in the courts of the Commonwealth of Pennsylvania or any federal court sitting therein and each party consents to exclusive jurisdiction of such courts.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Promissory Note as of the day and year first above written.

ClearPoint Resources, Inc.

By:
Name:
Its:

Holder

By:
Name:
Its:

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